UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2025

Envela Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada	1-11048	88-0097334
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Gateway Drive, Suite 100, Irving, Texas 75038
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(972) 587-4049
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock, par value $0.01 per share	ELA	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 27, 2025, the Board of Directors of Envela Corporation, a Nevada corporation (the "Company"), authorized the repurchase of an additional 100,000 shares of the Company's common stock, bringing the total authorization under the existing repurchase program to 1,100,000 shares. The repurchases will be conducted in accordance with the Company’s Repurchase Plan, including through open-market purchases, 10b5-1 plans, private transactions, or other methods as determined by the Company’s Chief Executive Officer or Chief Financial Officer (the "Authorized Officers"). The repurchases will be made at prices and terms determined by the CEO or CFO, provided the transactions comply with federal and state securities laws, SEC regulations, and Nevada law. This program will remain in effect until March 31, 2026. Repurchased shares may be retired, reducing the Company’s capital accounts, at the discretion of the Authorized Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ John R. Loftus
John R. Loftus
Chief Executive Officer

Date: March 27, 2025

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